Exhibit 10.2

SECOND AMENDED AND RESTATED THREE-PARTY AGREEMENT

This Second Amended and Restated Three-Party Agreement (this “Agreement”), effective as of January 26, 2021, is entered into by and among Cottonwood Communities, Inc., a Maryland corporation (“CCI”), Cottonwood Communities O.P., LP, a Delaware limited partnership (“CCOP”) and CC Advisors III, LLC, a Delaware limited liability company (“CC Advisors”). CCI, CCOP and CC Advisors are individually referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, CCI has registered an offering of shares of its common stock pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (file no. 333-215272) (the “Offering”) and declared effective on August 13, 2018.

WHEREAS, concurrently with the execution and delivery of this Agreement, CCI, CCOP and Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company and wholly owned subsidiary of CCI (“Merger Sub,” and together with CCI and CCOP, the “CCI Parties”) have entered into a merger agreement with Cottonwood Multifamily REIT I, Inc., a Maryland corporation (“CMRI”), and Cottonwood Multifamily REIT I O.P., LP, a Delaware limited partnership (“CMRI OP”), pursuant to which CMRI will merge with and into Merger Sub and CMRI OP will merge into CCOP or CCOP’s successor (the “CMRI Merger”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the CCI Parties have entered into a merger agreement with Cottonwood Multifamily REIT II, Inc., a Maryland corporation (“CMRII”), and Cottonwood Multifamily REIT II O.P., LP, a Delaware limited partnership (“CMRII OP”), pursuant to which CMRII will merge with and into Merger Sub and CMRII OP will merge into CCOP or CCOP’s successor (the “CMRII Merger” and collectively with the CMRI Merger, the “CMR Mergers”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the CCI Parties have entered into a merger agreement with Cottonwood Residential II, Inc., a Maryland corporation (“CRII”), and Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”), pursuant to which CRII will merge into Merger Sub and CCOP will merge into CROP (the “CRII Merger” and collectively with the CMR Mergers, the “Mergers”);

WHEREAS, in connection with the closing of certain of the Mergers, CCI and CC Advisors desire to restructure the terms of the Offering as well as amend and restate the Advisory Agreement by and among CCI, CCOP and CC Advisors dated August 13, 2020 (the “Advisory Agreement”) in the form attached hereto as Exhibit A (the “Amended and Restated Advisory Agreement”).

WHEREAS, the Parties have previously entered that Three-Party Agreement dated August 13, 2018 and amended effective as of March 1, 2019 and assigned to CC Advisors effective as of March 1, 2019 as amended and restated effective October 14, 2019, (collectively, the “Three-Party Agreement”), which agreement, among other things, obligates CC Advisors to pay the Organization and Offering Expenses related to the Offering.

WHEREAS, the Parties desire to further amend and restate the Three-Party Agreement to amend the obligation of CC Advisors to pay the Organization and Offering Expenses related to the Offering as well as provide for the entry into the Amended and Restated Advisory Agreement upon the closing of certain of the Mergers.

Capitalized terms used herein but not otherwise defined shall have the same meaning as set forth in the Advisory Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby amend and restate the Three-Party Agreement as follows:

1.
Amended and Restated Advisory Agreement.  CC Advisors hereby agrees to enter the Amended and Restated Advisory Agreement upon the closing of the CRII Merger.

2.
Payment of Expenses.

2.1.
Organization and Offering Expenses.

2.1.1.
Pre-Amended and Restated Advisory Agreement.  CC Advisors shall pay the Organization and Offering Expenses related to the Offering incurred prior to the entry of the Amended and Restated Advisory Agreement as its direct obligation.  Notwithstanding the foregoing, CCI shall be obligated to pay all Organization and Offering Expenses incurred in connection with or related to the restructuring of the Offering, which will include, but are not limited to the preparation and filing of an amended Form S-11 for the Offering and amendments to selling agreements related to the Offering.

2.1.2.
Post-Amended and Restated Advisory Agreement.  Any Organization and Offering Expenses related to the Offering incurred after the entry into the Amended and Restated Advisory Agreement shall be the direct obligation of CCI and CC Advisors shall have no obligation to pay these expenses other than as provided in the Amended and Restated Advisory Agreement.  Notwithstanding the foregoing, the deferred commission payable with respect to any shares of Class T common stock, par value $0.01, of CCI (the “Class T Common Stock”) sold in the Offering as currently structured will continue to be the obligation of CC Advisors.

2.2.
Selling Expenses. Upon the entry into the Amended and Restated Advisory Agreement, CCI shall use its best efforts to amend the Dealer Manager Agreement for the Offering dated October 15, 2019 by and among CCI, Orchard Securities, LLC (the “Dealer Manager”) and CC Advisors (the “Dealer Manager Agreement”) and any related soliciting dealer agreements entered in connection with the Offering to (i) reflect the terms of the restructured Offering and (ii) eliminate the obligation of CC Advisors to pay the compensation due to the Dealer Manager pursuant to the Dealer Manager Agreement for sales of shares of CCI common stock in the Offering following the closing of a Merger; provided however, that consistent with Section 2.1.2 above, CC Advisors will remain obligated to pay the compensation due to the Dealer Manager with respect to the deferred commission on any Class T Common Stock sold in the Offering as currently structured.

3.
Termination Date.  This Agreement shall terminate upon the later of (i) the termination of the Offering or (ii) the satisfaction of all of CC Advisor’s payment obligations under Section 2.

4.
Miscellaneous.

4.1.
Counterparts. This Agreement may be executed in several counterparts, which may be delivered by facsimile or electronic mail, and all so executed shall constitute one Agreement, binding on all of the Parties hereto, notwithstanding that all of the Parties are not signatory to the original or the same counterpart.

4.2.
Further Acts and Documents. Each of the Parties hereto hereby covenants and agrees to execute and deliver such further instruments, documents and other agreements and to do such further acts and things as may be necessary to carry out the purposes of this Agreement.

4.3.
Notices. All notices under this Agreement shall be in writing and shall be given to the Party entitled thereto, by personal service or by mail, posted to the address set forth below for such person or at such other address as such Party may specify in writing.

To CCI:

Cottonwood Communities, Inc.
1245 Brickyard Road, Suite 250
Salt Lake City, UT 84121
Attn: Gregg Christensen

To CCOP:

Cottonwood Communities O.P., LP
1245 Brickyard Road, Suite 250
Salt Lake City, UT 84121
Attn: Gregg Christensen

To CC Advisors:

CC Advisors III, LLC
1245 Brickyard Road, Suite 250
Salt Lake City, UT 84121
Attn: Gregg Christensen

4.4.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah.

4.5.
Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Salt Lake City, Utah.

4.6.
Successors and Assigns. The terms and provisions of this Agreement shall be bind upon and shall inure to the benefit of the successors and assigns of the respective Parties.

[Signatures on following pages.]

IN WITNESS WHEREOF, this Agreement is effective as of the date first set forth above.

CCI:

Cottonwood Communities, Inc., a Maryland corporation

By:	/s/ Enzio Cassinis
Enzio Cassinis, Chief Executive Officer

CCOP:

Cottonwood Communities O.P., LP, a Delaware limited partnership

By:	Cottonwood Communities, Inc., a Maryland corporation, its general partner

	By:	/s/ Enzio Cassinis
Enzio Cassinis, Chief Executive Officer

CC ADVISORS:

CC Advisors III, LLC, a Delaware limited liability company

By:	Cottonwood Communities Advisors, LLC, a Delaware limited liability company, its sole member

	By:	Cottonwood Capital Management, Inc., a Delaware corporation, its manager

		By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

EXHIBIT A

FORM OF AMENDED AND RESTATED ADVISORY AGREEMENT